Press Release
Ikanos Communications Announces First Quarter Fiscal Year 2015
Results Conference Call and Webcast
FREMONT, Calif., April 30, 2015 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced that its first quarter fiscal year 2015 financial results conference call and webcast is scheduled for Monday, May 4, 2015 at 1:30 p.m. Pacific Time. The call will be hosted by Omid Tahernia, president and CEO, and Dennis Bencala, CFO and vice president of finance.
To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial 888-455-2308 and enter conference ID 7925677. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/.  A replay of the conference call will be accessible until August 2, 2015 by dialing 888-203-1112 or 719-457-0820 and entering conference ID 7925677.
About Ikanos Communications, Inc.
Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.
© 2015 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, and Ikanos and the Ikanos logo, are among the trademarks or registered trademarks of Ikanos Communications.